PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 10 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated August 22, 2002
                                                                  Rule 424(b)(3)

                                  $35,750,000
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                       BRIDGES(SM) due February 28, 2009
              Based on the Value of Common Stock of Ten Companies

The BRIDGES will pay at maturity the greater of (i) the principal amount of $10 and (ii) the average value of a basket of shares of common stock of ten companies, which we refer to as the basket stocks, as determined on six specified determination dates during the life of the BRIDGES. The basket stocks are the common stock of Automatic Data Processing, Inc., American International Group, Inc., Berkshire Hathaway Inc. (Class B Common Stock), Exxon Mobil Corporation, Federal National Mortgage Association, General Electric Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and United Parcel Service, Inc. The long-term debt of each of these companies is rated in the highest category by the nationally recognized statistical rating organizations that rate that company's long-term debt.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the basket is equally-weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $1 of the initial basket value, based on the closing prices of the basket stocks on August 22, 2002, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events.

o At maturity, you will receive per BRIDGES the greater of (i) the principal amount of $10 and (ii) the final average basket value.

     o The final average basket value will equal the arithmetic average of the basket values on May 30, 2004, May 30, 2005, May 30, 2006, May 30, 2007, May 30, 2008 and February 26, 2009.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o The BRIDGES are linked only to the basket stocks and not to the long-term debt of the ten companies.

o Investing in the BRIDGES is not equivalent to investing in the basket of stocks or any of its component stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o The BRIDGES have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the BRIDGES is "TPS."

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------
                             PRICE $10 PER BRIDGES
                            -----------------------

                          Price to              Agent's             Proceeds to
                           Public             Commissions             Company
                        -----------           -----------           ------------
Per BRIDGES............   $10.00                  $.30                  $9.70
Total.................. $35,750,000            $1,072,500            $34,677,500

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $9.80 per BRIDGES (98.0% of the issue price). In that case, the Agent's commissions will be $.10 per BRIDGES.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of Automatic Data Processing, Inc., American International Group, Inc., Berkshire Hathaway Inc. (Class B Common Stock), Exxon Mobil Corporation, Federal National Mortgage Association, General Electric Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and United Parcel Service, Inc. The long-term debt of each of these companies is rated in the highest category by all the nationally recognized statistical rating organizations that rate that company's long-term debt. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks.

     "BRIDGES" is our service mark.


Each BRIDGES costs $10       We, Morgan Stanley, are offering you BRIDGES due
                             February 28, 2009 Based on the Value of Common
                             Stock of Ten Companies. The basket stocks are the common stock of Automatic Data Processing, Inc.,
                             American International Group, Inc., Berkshire
                             Hathaway Inc. (Class B Common Stock), Exxon Mobil
                             Corporation, Federal National Mortgage
                             Association, General Electric Company, Johnson &
                             Johnson, Merck & Co., Inc., Pfizer Inc. and United
                             Parcel Service, Inc. The principal amount and issue price of each BRIDGES is $10.

The initial basket value     At the initial offering of the BRIDGES, the basket
equals $10                   is equally-weighted, and the initial basket value
                             is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $1 of the initial basket value, based on the closing prices of the basket stocks on August 22, 2002, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events. See "Basket stocks" below.

Payment at maturity          Unlike ordinary debt securities, the BRIDGES do not
                             pay interest. Instead, at maturity, you will receive the greater of (i) the principal amount of $10 per BRIDGES and (ii) the final average basket value. The final average basket value will be the arithmetic average of the basket values on each of the six determination dates during the life of the BRIDGES.

                                        100% Principal Protection

                             At maturity, we will pay you the greater of (i) the principal amount of $10 and (ii) the final average basket value.


                               Final Average
                               Basket Value =    the arithmetic average of the
                                                 Basket Values on each of the
                                                 Determination Dates as
                                                 calculated by the calculation
                                                 agent on the last Determination
                                                 Date

                               Basket Value =    the sum of the products of the
                                                 closing price and the exchange
                                                 ratio for each basket stock, as
                                                 determined on any date by the
                                                 calculation agent

                               Determination
                                 Dates =         May 30, 2004, May 30, 2005, May
                                                 30, 2006, May 30, 2007, May
                                                 30, 2008 and February 26,
                                                 2009, in each case subject to
                                                 adjustment in the event of
                                                 certain market disruption
                                                 events

                             If the final average basket value is less than or equal to $10, you will receive only the principal amount at maturity. The payment to you of the principal amount or the final average basket value upon maturity of the BRIDGES will be determined in U.S. Dollars.

                             You can review the historical prices of each of the basket stocks and a chart of historical basket values in the section of this pricing supplement called "Description of BRIDGES--Historical Information."

Basket stocks                The following table sets forth the basket stocks,
                             the ticker symbol for each basket stock on the NYSE, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket based upon those initial prices:

                                                                                             Initial
                                                              Proportion                     Price of    Initial
                                  Issuer of         Ticker    of Initial      Exchange        Basket    Value per
                                 Basket Stock       Symbol   Basket Value      Ratio          Stock       Basket
                                 ------------       ------   ------------   -----------     ---------   ---------
                             Automatic Data
                                Processing, Inc.     ADP        1/10th      0.025125628       $39.80      $1.00
                             American International
                                Group, Inc.          AIG        1/10th      0.014814815       $67.50      $1.00
                             Berkshire Hathaway Inc,
                                (Class B Common
                                Stock)               BRK.b      1/10th      0.000400000    $2,500.00      $1.00
                             Exxon Mobil
                                Corporation          XOM        1/10th      0.027005131       $37.03      $1.00
                             Federal National
                                Mortgage Association FNM        1/10th      0.013144059       $76.08      $1.00
                             General Electric
                                Company              GE         1/10th      0.030581040       $32.70      $1.00
                             Johnson & Johnson       JNJ        1/10th      0.017793594       $56.20      $1.00
                             Merck & Co., Inc.       MRK        1/10th      0.018587361       $53.80      $1.00
                             Pfizer Inc.             PFE        1/10th      0.028636884       $34.92      $1.00
                             United Parcel
                                Service, Inc.        UPS        1/10th      0.015149220       $66.01      $1.00

                             The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $1, or one-tenth, of the $10 initial basket value based on the closing prices of the basket stocks used to calculate the exchange ratios of the basket stocks.

                             The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Description of BRIDGES--Adjustments to the Exchange Ratios" in this pricing supplement.

MS & Co. will be the         We have appointed our affiliate, Morgan Stanley &
calculation agent            Co. Incorporated, which we refer to as MS & Co., to
                             act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, our affiliate MS & Co. will calculate the final average basket value, determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and determine whether a market disruption event has occurred. We expect that MS & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the basket stocks or its component stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks.
                             MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

Where you can find           The BRIDGES are senior notes issued as part of our
more information on          Series C medium-term note program. You can find a
the BRIDGES                  general description of our Series C medium-term
                             note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                             "Description of Notes--Fixed Rate Notes" and "
                             --Notes Linked to Commodity Prices, Single
                             Securities, Baskets of Securities or Indices."

                             Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket- linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us              You may contact your local Morgan Stanley branch
                             office or our principal executive offices at 1585
                             Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.


BRIDGES are not              The terms of the BRIDGES differ from those of
ordinary senior notes        ordinary debt securities in that we will not pay
                             interest on the BRIDGES. Because the final average index value may not exceed $10, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay          If the final average basket value is less than or
more than the principal      equal to $10, you will receive only the principal
amount at maturity           amount of $10 for each BRIDGES you hold at
                             maturity.

BRIDGES may not              There may be little or no secondary market for the
be actively traded           BRIDGES. Although the BRIDGES have been approved
                             for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the BRIDGES will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                             MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the          Several factors, many of which are beyond our
BRIDGES influenced by        control, will influence the value of the BRIDGES,
many unpredictable factors   including:

                             o  the market price of each of the basket
                                stocks at any time and on the specific
                                determination dates

                             o  interest and yield rates in the market

                             o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                             o  economic, financial, political and
                                regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                             o the time remaining to the maturity of the BRIDGES

                             o  the dividend rate on each of the basket
                                stocks

                             o  our creditworthiness

                             Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

                             You cannot predict the future performance of any of the basket stocks or of the basket stocks as a whole based on their historical performance. Neither can you predict whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks. We cannot guarantee that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES is Because the final average basket value is based on not equivalent to investing the closing value of the basket stocks on the
in the basket stocks         six determination dates during the term of the
                             BRIDGES, it is possible for the final average basket value to be lower than $10 even if the basket closing value at maturity is higher than $10.

The BRIDGES are not linked   Although the long-term debt of each of the ten
to the long-term debt of     issuers of the basket stocks is currently rated
the issuers of the basket    in the highest category by the nationally
stocks                       recognized statistical rating organizations that
                             rate that company's long-term debt, the BRIDGES are not linked to that long-term debt, but to the common stock of each issuer. There is not necessarily any correlation between the performance of an issuer's common stock and the credit rating given to its long-term debt. In any case, a rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             The BRIDGES are unsecured senior debt obligations of Morgan Stanley only and are not obligations of the issuers of the basket stocks.

The credit ratings given to  The credit ratings of the long-term debt of any of
the long-term debt of the    the issuers of the basket stocks may fall during
issuers of the basket        the term of the BRIDGES. We will not remove any
stocks may drop              basket stock from the basket, even if the credit
                             rating accorded to the issuer's long-term debt by any or all of the nationally recognized statistical rating organizations that rate that company's long-term debt falls below the highest category during the term of the BRIDGES.

No affiliation with the      We are not affiliated with any of the issuers of
issuers of the basket        the basket stocks. We or our subsidiaries may
stocks                       presently or from time to time engage in business
                             with one or more of the issuers of the basket stocks, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Moreover, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. We or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The issuers of the basket stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

You have no                  As an owner of BRIDGES, you will not have voting
shareholder rights           rights or rights to receive dividends or other
                             distributions or any other rights with respect to the basket stocks.

The antidilution             MS & Co., as calculation agent, will adjust the
adjustments we are           exchange ratio for a basket stock for certain
required to make do not      events affecting the basket stock, such as stock
cover every corporate        splits and stock dividends, and certain other
event that can affect the    corporate actions involving the issuer of the
basket stocks                basket stock, such as mergers. However, the
                             calculation agent is not required to make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender offer or a partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected.

Adverse economic interests   As calculation agent, our affiliate MS & Co. will
of the calculation agent     calculate the final average basket value, what
and its affiliates may       adjustments should be made to the exchange ratio
influence determinations     for each basket stock to reflect certain corporate
                             and other events and whether a market disruption event has occurred. We expect that MS & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the basket stocks or its component stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                You should also consider the tax consequences of
                             investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called
                             "Description of BRIDGES--United States Federal
                             Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                             "Description of BRIDGES--United States Federal
                             Income Taxation" and the section called "United
                             States Federal Taxation--Notes--Notes Linked to
                             Commodity Prices, Single Securities, Baskets of
                             Securities or Indices" in the accompanying prospectus supplement.

                             You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due February 28, 2009 Based on the Value of the Common Stock of Ten Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount........................    $35,750,000

Original Issue Date (Settlement Date)...    August 27, 2002

Maturity Date...........................    February 28, 2009, subject to extension in the
                                            event of a Market Disruption Event on the sixth
                                            Determination Date for calculating the Final
                                            Average Basket Value.

                                            If, due to a Market Disruption Event or otherwise,
                                            the sixth Determination Date is postponed so that
                                            it falls less than two scheduled Trading Days prior
                                            to the scheduled Maturity Date, the Maturity Date
                                            will be the second scheduled Trading Day following
                                            that sixth Determination Date as postponed. See
                                            "--Determination Dates" below.

Specified Currency.....................     U.S. Dollars

CUSIP..................................     61744Y280

Minimum Denominations..................     $10

Issue Price............................     100%

Interest Rate..........................     None

Maturity Redemption Amount.............     At maturity, you will receive for each BRIDGES
                                            the greater of (i) $10 (the principal amount of the
                                            BRIDGES) or (ii) the Final Average Basket Value.
                                            The Calculation Agent will calculate the Maturity
                                            Redemption Amount on the sixth Determination Date.

                                            We shall, or shall cause the Calculation Agent to,
                                            (i) provide written notice to the Trustee at its
                                            New York office, on which notice the Trustee may
                                            conclusively rely, and to the Depositary of the
                                            Maturity Redemption Amount, on or prior to 11:00
                                            a.m. on the Business Day preceding the Maturity
                                            Date and (ii) deliver the aggregate cash amount due
                                            with respect to the BRIDGES to the Trustee for
                                            delivery to the holders on the Maturity Date.

                                            If the maturity of the BRIDGES is accelerated
                                            because of an event described under "--Alternate
                                            Exchange Calculation in Case of an Event of
                                            Default" below, we shall provide such notice as
                                            promptly as possible and in no event later than two
                                            Business Days after the date of acceleration.

Basket Stocks..........................     The Basket Stocks are the ten stocks
                                            set forth in the table below. The table also
                                            indicates the ticker symbol for each Basket Stock
                                            on the NYSE, the proportion of the Initial Basket
                                            Value represented by the shares of each Basket
                                            Stock contained in the Basket, the Exchange Ratio
                                            with respect to each Basket Stock, the initial
                                            price of each


                                             PS-9


                                            Basket Stock used to calculate its Exchange Ratio
                                            and the value of the fractional share of each
                                            Basket Stock contained in the Basket based upon
                                            those initial prices.

                                                                              Proportion                       Initial     Initial
                                                                              of Initial                       Price of   Value per
                                            Issuer of                Ticker     Basket         Exchange         Basket      Basket
                                            Basket Stock             Symbol      Value           Ratio          Stock       Stock
                                            ------------             ------   ------------    -----------     ---------   ---------
                                            Automatic Data
                                               Processing, Inc.       ADP        1/10th       0.025125628        $39.80     $1.00
                                            American International
                                               Group, Inc.            AIG        1/10th       0.014814815        $67.50     $1.00
                                            Berkshire Hathaway Inc.
                                               (Class B Common Stock) BRK.b      1/10th       0.000400000     $2,500.00     $1.00
                                            Exxon Mobil Corporation   XOM        1/10th       0.027005131        $37.03     $1.00
                                            Federal National Mortgage
                                               Association            FNM        1/10th       0.013144059        $76.08     $1.00
                                            General Electric Company  GE         1/10th       0.030581040        $32.70     $1.00
                                            Johnson & Johnson         JNJ        1/10th       0.017793594        $56.20     $1.00
                                            Merck & Co., Inc.         MRK        1/10th       0.018587361        $53.80     $1.00
                                            Pfizer Inc.               PFE        1/10th       0.028636884        $34.92     $1.00
                                            United Parcel Service,
                                               Inc.                   UPS        1/10th       0.015149220        $66.01     $1.00

Basket..................................    The Basket is initially an equally-weighted
                                            portfolio of the ten Basket Stocks and consists of
                                            a number of shares of each Basket Stock equal to
                                            the Exchange Ratio with respect to such Basket
                                            Stock.

                                            The Exchange Ratio for each Basket Stock is a
                                            fraction of a share calculated so that each Basket
                                            Stock represents approximately $1, or one-tenth, of
                                            the Initial Basket Value based on the initial
                                            prices of the Basket Stocks.

Exchange Ratio..........................    The Exchange Ratio for each Basket Stock is set
                                            forth in the table under "--Basket Stocks" above,
                                            subject to adjustment for certain corporate and
                                            other events relating to the issuer of that Basket
                                            Stock. See "--Adjustments to the Exchange Ratios"
                                            below.

Initial Basket Value....................    $10

Final Average Basket Value..............    The arithmetic average of the Basket Values on
                                            each of the Determination Dates, as determined by
                                            the Calculation Agent.

Basket Value............................    The Basket Value on any date equals the sum of
                                            the products of the Market Price and the Exchange
                                            Ratio for each Basket Stock, each determined as of
                                            such date by the Calculation Agent.

Determination Dates.....................    The Determination Dates will be May 30, 2004,
                                            May 30, 2005, May 30, 2006, May 30, 2007, May 30,
                                            2008 and February 26, 2009, in each such case
                                            subject to adjustment for Market Disruption Events
                                            as described in the two following paragraphs.

                                            If any of the first five scheduled Determination
                                            Dates is not a Trading Day or if a Market
                                            Disruption Event occurs on any such date, such
                                            Determination Date will be the immediately
                                            succeeding Trading Day during which no Market
                                            Disruption Event shall have occurred; provided that
                                            if a Market Disruption Event has occurred on each
                                            of the five Trading Days immediately succeeding any
                                            of the first five scheduled Determination Dates,
                                            then such fifth succeeding Trading Day will be
                                            deemed to be the relevant Determination Date,


                                             PS-10


                                            notwithstanding the occurrence of a Market
                                            Disruption Event on such day.

                                            If February 26, 2009 (the sixth scheduled
                                            Determination Date) is not a Trading Day or if
                                            there is a Market Disruption Event on such day, the
                                            sixth Determination Date will be the immediately
                                            succeeding Trading Day during which no Market
                                            Disruption Event shall have occurred.

Market Price............................    If a Basket Stock (or any other security for
                                            which a Market Price must be determined) is listed
                                            on a national securities exchange, is a security of
                                            the Nasdaq National Market or is included in the
                                            OTC Bulletin Board Service ("OTC Bulletin Board")
                                            operated by the National Association of Securities
                                            Dealers, Inc. (the "NASD"), the Market Price for
                                            one share of such Basket Stock (or one unit of any
                                            such other security) on any Trading Day means (i)
                                            the last reported sale price, regular way, of the
                                            principal trading session on such day on the
                                            principal United States securities exchange
                                            registered under the Securities Exchange Act of
                                            1934, as amended (the "Exchange Act"), on which
                                            such Basket Stock (or any such other security) is
                                            listed or admitted to trading (which may be the
                                            Nasdaq National Market if it is then a national
                                            securities exchange) or (ii) if not listed or
                                            admitted to trading on any such securities exchange
                                            or if such last reported sale price is not
                                            obtainable (even if such Basket Stock (or such
                                            other security) is listed or admitted to trading on
                                            such securities exchange), the last reported sale
                                            price of the principal trading session on the
                                            over-the-counter market as reported on the Nasdaq
                                            National Market (if it is not then a national
                                            securities exchange) or OTC Bulletin Board on such
                                            day. If the last reported sale price of the
                                            principal trading session is not available pursuant
                                            to clause (i) or (ii) of the preceding sentence
                                            because of a Market Disruption Event or otherwise,
                                            the Market Price for any Trading Day shall be the
                                            mean, as determined by the Calculation Agent, of
                                            the bid prices for such Basket Stock (or any such
                                            other security) obtained from as many dealers in
                                            such security, but not exceeding three, as will
                                            make such bid prices available to the Calculation
                                            Agent. Bids of MS & Co. or any of its affiliates
                                            may be included in the calculation of such mean,
                                            but only to the extent that any such bid is the
                                            highest of the bids obtained. A "security of the
                                            Nasdaq National Market" shall include a security
                                            included in any successor to such system and the
                                            term "OTC Bulletin Board Service" shall include any
                                            successor service thereto.

Trading Day.............................    A day, as determined by the Calculation Agent, on
                                            which trading is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"), the American
                                            Stock Exchange LLC, the Nasdaq National Market, the
                                            Chicago Mercantile Exchange and the Chicago Board
                                            of Options Exchange and in the over-the-counter
                                            market for equity securities in the United States.

Book Entry Note or Certificated Note....    Book Entry

Senior Note or Subordinated Note........    Senior


                                             PS-11


Trustee.................................    JPMorgan Chase Bank (formerly known as The Chase
                                            Manhattan Bank)

Agent...................................    Morgan Stanley & Co. Incorporated and its
                                            successors ("MS & Co.").

Alternate Exchange Calculation
in Case of an Event of Default .........    In case an event of default with respect to the
                                            BRIDGES shall have occurred and be continuing, the
                                            amount declared due and payable for each BRIDGES
                                            upon any acceleration of the BRIDGES will be equal
                                            the greater of (i) $10 (the principal amount of the
                                            BRIDGES) and (ii) the Final Average Basket Value
                                            determined as though the Basket Value for any
                                            Determination Date scheduled to occur on or after
                                            such date of acceleration were the Basket Value on
                                            the date of acceleration.

Calculation Agent.......................    MS & Co.

                                            All determinations made by the Calculation Agent
                                            will be at the sole discretion of the Calculation
                                            Agent and will, in the absence of manifest error,
                                            be conclusive for all purposes and binding on you
                                            and on us.

                                            All calculations with respect to the Exchange Ratio
                                            for each Basket Stock and the Final Average Basket
                                            Value will be rounded to the nearest one billionth,
                                            with five ten-billionths rounded upward (e.g.,
                                            .8765432105 would be rounded to .876543211); all
                                            dollar amounts related to determination of the
                                            amount of cash payable per BRIDGES will be rounded
                                            to the nearest ten-thousandth, with five one
                                            hundred- thousandths rounded upward (e.g., .76545
                                            would be rounded up to .7655); and all dollar
                                            amounts paid on the aggregate number of BRIDGES
                                            will be rounded to the nearest cent, with one-half
                                            cent rounded upward.

                                            Because the Calculation Agent is our affiliate, the
                                            economic interests of the Calculation Agent and its
                                            affiliates may be adverse to your interests as an
                                            owner of the BRIDGES, including with respect to
                                            certain determinations and judgments that the
                                            Calculation Agent must make in determining the
                                            Final Average Basket Value, what adjustments should
                                            be made to the Exchange Ratio with respect to a
                                            Basket Stock or whether a Market Disruption Event
                                            has occurred. See "--Adjustments to the Exchange
                                            Ratios" and "--Market Disruption Event" below. MS &
                                            Co. is obligated to carry out its duties and
                                            functions as Calculation Agent in good faith and
                                            using its reasonable judgment.

Adjustments to the Exchange Ratios......    The Exchange Ratio with respect to a Basket
                                            Stock will be adjusted as follows:

                                            1. If a Basket Stock is subject to a stock split or
                                            reverse stock split, then once such split has
                                            become effective, the Exchange Ratio for such
                                            Basket Stock will be adjusted to equal the product
                                            of the prior Exchange Ratio and the number of
                                            shares issued in such stock split or reverse stock
                                            split with respect to one share of such Basket
                                            Stock.


                                             PS-12


                                            2. If a Basket Stock is subject (i) to a stock
                                            dividend (issuance of additional shares of such
                                            Basket Stock) that is given ratably to all holders
                                            of shares of such Basket Stock or (ii) to a
                                            distribution of such Basket Stock as a result of
                                            the triggering of any provision of the corporate
                                            charter of the issuer of such Basket Stock, then
                                            once the dividend has been declared and the Basket
                                            Stock is trading ex- dividend, the Exchange Ratio
                                            for such Basket Stock will be adjusted so that the
                                            new Exchange Ratio shall equal the prior Exchange
                                            Ratio plus the product of (i) the number of shares
                                            issued with respect to one share of such Basket
                                            Stock and (ii) the prior Exchange Ratio for such
                                            Basket Stock.

                                            3. There will be no adjustments to any Exchange
                                            Ratio to reflect cash dividends or other
                                            distributions paid with respect to a Basket Stock
                                            other than distributions described in clauses (i),
                                            (iv) and (v) of paragraph 5 below and Extraordinary
                                            Dividends as described below. A cash dividend or
                                            other distribution with respect to a Basket Stock
                                            will be deemed to be an "Extraordinary Dividend" if
                                            such dividend or other distribution exceeds the
                                            immediately preceding non- Extraordinary Dividend
                                            for such Basket Stock by an amount equal to at
                                            least 10% of the Market Price of such Basket Stock
                                            (as adjusted for any subsequent corporate event
                                            requiring an adjustment hereunder, such as a stock
                                            split or reverse stock split) on the Trading Day
                                            preceding the ex-dividend date for the payment of
                                            such Extraordinary Dividend (the "ex-dividend
                                            date"). If an Extraordinary Dividend occurs with
                                            respect to a Basket Stock, the Exchange Ratio with
                                            respect to such Basket Stock will be adjusted on
                                            the ex-dividend date with respect to such
                                            Extraordinary Dividend so that the new Exchange
                                            Ratio will equal the product of (i) the then
                                            current Exchange Ratio and (ii) a fraction, the
                                            numerator of which is the Market Price of the
                                            Basket Stock on the Trading Day preceding the
                                            ex-dividend date, and the denominator of which is
                                            the amount by which the Market Price of the Basket
                                            Stock on the Trading Day preceding the ex-dividend
                                            date exceeds the Extraordinary Dividend Amount. The
                                            "Extraordinary Dividend Amount" with respect to an
                                            Extraordinary Dividend for a Basket Stock will
                                            equal (i) in the case of cash dividends or other
                                            distributions that constitute regular dividends,
                                            the amount per share of such Extraordinary Dividend
                                            minus the amount per share of the immediately
                                            preceding non- Extraordinary Dividend for such
                                            Basket Stock or (ii) in the case of cash dividends
                                            or other distributions that do not constitute
                                            regular dividends, the amount per share of such
                                            Extraordinary Dividend. To the extent an
                                            Extraordinary Dividend is not paid in cash, the
                                            value of the non-cash component will be determined
                                            by the Calculation Agent, whose determination shall
                                            be conclusive. A distribution on a Basket Stock
                                            described in clause (i), (iv) or (v) of paragraph 5
                                            below that also constitutes an Extraordinary
                                            Dividend shall cause an adjustment to the Exchange
                                            Ratio pursuant only to clause (i), (iv) or (v) of
                                            paragraph 5, as applicable.

                                            4. If an issuer of a Basket Stock issues rights or
                                            warrants to all holders of a Basket Stock to
                                            subscribe for or purchase such Basket Stock at an
                                            exercise price per share less than the Market Price
                                            of such Basket Stock on both (i) the date the
                                            exercise price of such rights or warrants is
                                            determined and (ii) the expiration date of such
                                            rights or


                                             PS-13


                                            warrants, and if the expiration date of such rights
                                            or warrants precedes the maturity of the BRIDGES,
                                            then the Exchange Ratio for such Basket Stock will
                                            be adjusted to equal the product of the prior
                                            Exchange Ratio for such Basket Stock and a
                                            fraction, the numerator of which shall be the
                                            number of shares of such Basket Stock outstanding
                                            immediately prior to the issuance of such rights or
                                            warrants plus the number of additional shares of
                                            such Basket Stock offered for subscription or
                                            purchase pursuant to such rights or warrants and
                                            the denominator of which shall be the number of
                                            shares of such Basket Stock outstanding immediately
                                            prior to the issuance of such rights or warrants
                                            plus the number of additional shares of such Basket
                                            Stock which the aggregate offering price of the
                                            total number of shares of such Basket Stock so
                                            offered for subscription or purchase pursuant to
                                            such rights or warrants would purchase at the
                                            Market Price on the expiration date of such rights
                                            or warrants, which shall be determined by
                                            multiplying such total number of shares offered by
                                            the exercise price of such rights or warrants and
                                            dividing the product so obtained by such Market
                                            Price.

                                            5. Any of the following shall constitute a
                                            Reorganization Event: (i) there occurs any
                                            reclassification or change of a Basket Stock,
                                            including, without limitation, as a result of the
                                            issuance of any tracking stock by the issuer of
                                            such Basket Stock, (ii) the issuer of a Basket
                                            Stock or any surviving entity or subsequent
                                            surviving entity of the issuer of such Basket Stock
                                            (an "Issuer Successor") has been subject to a
                                            merger, combination or consolidation and is not the
                                            surviving entity, (iii) any statutory exchange of
                                            securities of the issuer of a Basket Stock or any
                                            Issuer Successor with another corporation occurs
                                            (other than pursuant to clause (ii) above), (iv)
                                            the issuer of a Basket Stock is liquidated, (v) the
                                            issuer of a Basket Stock issues to all of its
                                            shareholders equity securities of an issuer other
                                            than the issuer of such Basket Stock (other than in
                                            a transaction described in clause (ii), (iii) or
                                            (iv) above) (a "Spinoff Event") or (vi) a tender or
                                            exchange offer or going-private transaction is
                                            consummated for all the outstanding shares of such
                                            Basket Stock. If any Reorganization Event occurs,
                                            in each case as a result of which the holders of a
                                            Basket Stock are entitled to receive stock, other
                                            securities or other property or assets (including,
                                            without limitation, cash or other classes of
                                            securities of the issuer of such Basket Stock and
                                            including (x) in the case of the issuance of
                                            tracking stock, the reclassified share of the
                                            Basket Stock, (y) in the case of a Spin-off Event,
                                            the share of the Basket Stock with respect to which
                                            the spun-off security was issued and (z) in the
                                            case of any other Reorganization Event where the
                                            Basket Stock continues to be held by the holders
                                            receiving such distribution, the Basket Stock)
                                            (collectively, "Exchange Property") with respect to
                                            or in exchange for such Basket Stock, then in lieu
                                            of using the product of the Market Price and the
                                            Exchange Ratio for such Basket Stock to calculate
                                            the Basket Value on any date, the Calculation Agent
                                            will use the Exchange Property Value on such date.
                                            The Exchange Property Value at any date means (i)
                                            for any cash received per share of Basket Stock,
                                            the amount of cash received per share of Basket
                                            Stock as adjusted by the applicable Exchange Ratio
                                            for such Basket Stock on the date of such
                                            Reorganization Event, (ii) for any property other
                                            than cash or securities received in such
                                            distribution, the market value, as determined by
                                            the Calculation


                                             PS-14


                                            Agent, as of the date of receipt, of such Exchange
                                            Property received for each share of Basket Stock,
                                            as adjusted by the Exchange Ratio for such Basket
                                            Stock on the date of such Reorganization Event,
                                            (iii) for any security received in any such
                                            distribution, an amount equal to the Market Price,
                                            as of the date on which the Exchange Property Value
                                            is determined, per share of such security
                                            multiplied by the quantity of such security
                                            received for each share of Basket Stock, as
                                            adjusted by the Exchange Ratio for such Basket
                                            Stock on the date of the initial distribution of
                                            such Exchange Property (such as-adjusted quantity,
                                            a "New Exchange Ratio") and (iv) if the Exchange
                                            Property was distributed with respect to, rather
                                            than in exchange for, a Basket Stock, an amount
                                            equal to the Market Price, as of the date on which
                                            the Exchange Property Value is determined, for such
                                            Basket Stock multiplied by the Exchange Ratio as of
                                            the date on which the Exchange Property Value is
                                            determined. Holders of BRIDGES will not receive any
                                            interest accrued on the cash component of any
                                            Exchange Property. Any New Exchange Ratio will also
                                            be subject to the adjustments set forth in
                                            paragraphs 1 through 5 hereof.

                                            For purposes of paragraph 5 above, in the case of a
                                            consummated tender or exchange offer or
                                            going-private transaction involving Exchange
                                            Property of a particular type, Exchange Property
                                            shall be deemed to include the amount of cash or
                                            other property paid by the offeror in the tender or
                                            exchange offer with respect to such Exchange
                                            Property (in an amount determined on the basis of
                                            the rate of exchange in such tender or exchange
                                            offer or going-private transaction). In the event
                                            of a tender or exchange offer or a going- private
                                            transaction with respect to Exchange Property in
                                            which an offeree may elect to receive cash or other
                                            property, Exchange Property shall be deemed to
                                            include the kind and amount of cash and other
                                            property received by offerees who elect to receive
                                            cash.

                                            If a Market Price for a Basket Stock is no longer
                                            available for a Basket Stock for whatever reason,
                                            including the liquidation of the issuer of such
                                            Basket Stock or the subjection of such issuer to a
                                            preceding under any applicable bankruptcy,
                                            insolvency or other similar law, then the value of
                                            such Basket Stock will equal zero for so long as no
                                            Market Price is available. There will be no
                                            substitution for any such Basket Stock.

                                            No adjustment to the Exchange Ratio of a Basket
                                            Stock will be required unless such adjustment would
                                            require a change of at least 0.1% in the Exchange
                                            Ratio of such Basket Stock then in effect. The
                                            Exchange Ratio resulting from any of the
                                            adjustments specified above will be rounded to the
                                            nearest one hundred-millionth, with five one-
                                            billionths rounded upward. Adjustments to the
                                            Exchange Ratio of a Basket Stock will be made up to
                                            and including the sixth scheduled Determination
                                            Date.

                                            The Calculation Agent shall be solely responsible
                                            for the determination and calculation of any
                                            adjustments to the Exchange Ratio for a Basket
                                            Stock or method of calculating the Exchange
                                            Property Value and of any related determinations
                                            and calculations with respect to any distributions
                                            of stock, other securities or other property or
                                            assets (including cash) in connection with any
                                            corporate


                                             PS-15


                                            event described in paragraph 5 above, and its
                                            determinations and calculations with respect
                                            thereto shall be conclusive in the absence of
                                            manifest error.

                                            The Calculation Agent will provide information as
                                            to any adjustments to any Exchange Ratio upon
                                            written request by any holder of the BRIDGES.

Market Disruption Event.................    "Market Disruption Event" means the occurrence or
                                            existence of any of the following events with
                                            respect to any Basket Stock:

                                              (i) a suspension, absence or
                                              material limitation of trading of
                                              such Basket Stock on the primary
                                              market for such Basket Stock for
                                              more than two hours of trading or
                                              during the one-half hour period
                                              preceding the close of the
                                              principal trading session in such
                                              market; or a breakdown or failure
                                              in the price and trade reporting
                                              systems of the primary market for
                                              such Basket Stock as a result of
                                              which the reported trading prices
                                              for such Basket Stock during the
                                              last one-half hour preceding the
                                              close of the principal trading
                                              session in such market are
                                              materially inaccurate; or the
                                              suspension, absence or material
                                              limitation of trading on the
                                              primary market for trading in
                                              options contracts related to such
                                              Basket Stock, if available,
                                              during the one-half hour period
                                              preceding the close of the
                                              principal trading session in the
                                              applicable market, in each case
                                              as determined by the Calculation
                                              Agent in its sole discretion; and

                                              (ii) a determination by the
                                              Calculation Agent in its sole
                                              discretion that any event
                                              described in clause (i) above
                                              materially interfered with the
                                              ability of Morgan Stanley or any
                                              of its affiliates to unwind or
                                              adjust all or a material portion
                                              of the hedge position in such
                                              Basket Stocks with respect to the
                                              BRIDGES.

                                            For purposes of determining whether a Market
                                            Disruption Event has occurred: (1) a limitation on
                                            the hours or number of days of trading will not
                                            constitute a Market Disruption Event if it results
                                            from an announced change in the regular business
                                            hours of the relevant exchange, (2) a decision to
                                            permanently discontinue trading in the relevant
                                            options contract will not constitute a Market
                                            Disruption Event, (3) limitations pursuant to NYSE
                                            Rule 80A (or any applicable rule or regulation
                                            enacted or promulgated by the NYSE, any other
                                            self-regulatory organization or the Securities and
                                            Exchange Commission of scope similar to NYSE Rule
                                            80A as determined by the Calculation Agent) on
                                            trading during significant market fluctuations will
                                            constitute a suspension, absence or material
                                            limitation of trading, (4) a suspension of trading
                                            in options contracts on any Basket Stock by the
                                            primary securities market trading in such options,
                                            if available, by reason of (x) a price change
                                            exceeding limits set by such securities exchange or
                                            market, (y) an imbalance of orders relating to such
                                            contracts or (z) a disparity in bid and ask quotes
                                            relating to such contracts will constitute a
                                            suspension, absence or material limitation of
                                            trading in options contracts related to such Basket
                                            Stock and (5) a suspension, absence or material
                                            limitation of trading on the primary securities
                                            market on which options contracts


                                             PS-16


                                            related to any Basket Stock are traded will not
                                            include any time when such securities market is
                                            itself closed for trading under ordinary
                                            circumstances.

Basket Stocks;
Public Information......................    All the issuers of Basket Stocks, except for
                                            Federal National Mortgage Association ("Fannie
                                            Mae"), are registered under the Exchange Act.
                                            Companies with securities registered under the
                                            Exchange Act are required to file periodically
                                            certain financial and other information specified
                                            by the Securities and Exchange Commission (the
                                            "Commission"). Information provided to or filed
                                            with the Commission can be inspected and copied at
                                            the public reference facilities maintained by the
                                            Commission at Room 1024, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549, and copies of such material
                                            can be obtained from the Public Reference Section
                                            of the Commission, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549, at prescribed rates. In
                                            addition, information provided to or filed with the
                                            Commission electronically can be accessed through a
                                            website maintained by the Commission. The address
                                            of the Commission's website is http://www.sec.gov.
                                            Information provided to or filed with the
                                            Commission by each of the issuers of the Basket
                                            Stocks pursuant to the Exchange Act can be located
                                            by reference to its respective Commission file
                                            number, set forth below. Fannie Mae periodically
                                            publishes certain financial and other information
                                            regarding Fannie Mae which can be accessed through
                                            a website maintained by Fannie Mae. The address of
                                            the Fannie Mae website is http://www.fanniemae.com.
                                            In addition, information regarding the issuers of
                                            the Basket Stocks may be obtained from other
                                            sources including, but not limited to, press
                                            releases, newspaper articles and other publicly
                                            disseminated documents. We make no representation
                                            or warranty as to the accuracy or completeness of
                                            such information.

                                            Automatic Data Processing, Inc. is a provider of
                                            computerized transaction processing, data
                                            communication, and information services. Its
                                            Commission file number is 1-5397.

                                            American International Group, Inc. is engaged
                                            through its subsidiaries in general and life
                                            insurance operations, financial services, and
                                            retirement savings and asset management. Its
                                            Commission file number is 1-8787.

                                            Berkshire Hathaway Inc. is a holding company that
                                            owns subsidiaries engaged in insurance businesses
                                            and other activities. Its Commission file number is
                                            1-14905.

                                            Exxon Mobil Corporation is a petroleum refining
                                            company that explores for, produces, transports and
                                            sells crude oil and natural gas, manufactures,
                                            transports and sells petroleum products,
                                            manufactures and markets basic petrochemicals,
                                            explores for, mines and sells coal, copper, and
                                            other minerals, and has interests in electric power
                                            generation facilities. Its Commission file number
                                            is 1-2256.

                                            Federal National Mortgage Association is an
                                            investor in home mortgage loans that provides funds
                                            to the mortgage market by purchasing mortgage loans
                                            from lenders.


                                             PS-17


                                            General Electric Company is engaged in developing,
                                            manufacturing, and marketing products for the
                                            generation, transmission, distribution, control and
                                            utilization of electricity. Its Commission file
                                            number is 1-00035.

                                            Johnson & Johnson is a manufacturer of products in
                                            the health care field. Its Commission file number
                                            is 1-3215.

                                            Merck & Co., Inc. is a pharmaceutical company
                                            that discovers, develops, manufactures and markets
                                            a range of human and animal health products. Its
                                            Commission file number is 1-3305.

                                            Pfizer Inc. is a pharmaceutical company that
                                            discovers, develops, manufactures, and markets
                                            prescription medicines and consumer products for
                                            humans and animals. Its Commission file number is
                                            1-3619.

                                            United Parcel Service, Inc. is a delivery company
                                            that provides transportation and logistics
                                            services. Its Commission file number is 1-15451.

                                            This pricing supplement relates only to the BRIDGES
                                            offered hereby and does not relate to the Basket
                                            Stocks or other securities of the issuers of the
                                            Basket Stocks. We have derived all disclosures
                                            contained in this pricing supplement regarding the
                                            issuers of the Basket Stocks from the publicly
                                            available documents described in the preceding
                                            paragraphs. Neither we nor the Agent has
                                            participated in the preparation of such documents
                                            or made any due diligence inquiry with respect to
                                            the issuers of the Basket Stocks in connection with
                                            the offering of the BRIDGES. Neither we nor the
                                            Agent makes any representation that such publicly
                                            available documents are or any other publicly
                                            available information regarding the issuers of the
                                            Basket Stocks is accurate or complete. Furthermore,
                                            we cannot give any assurance that all events
                                            occurring prior to the date hereof (including
                                            events that would affect the accuracy or
                                            completeness of the publicly available documents
                                            described in the preceding paragraphs) that would
                                            affect the trading prices of the Basket Stocks (and
                                            therefore the Initial Basket Value and the Exchange
                                            Ratios) have been publicly disclosed. Subsequent
                                            disclosure of any such events or the disclosure of
                                            or failure to disclose material future events
                                            concerning the issuers of the Basket Stocks could
                                            affect the payout you receive on the BRIDGES.

                                            Neither we nor any of our affiliates makes any
                                            representation to you as to the performance of any
                                            of the Basket Stocks or the Basket as a whole.

                                            We and/or our subsidiaries may presently or from
                                            time to time engage in business with the issuers of
                                            the Basket Stocks, including extending loans to, or
                                            making equity investments in, the issuers of the
                                            Basket Stocks or providing advisory services to the
                                            issuers of the Basket Stocks, including merger and
                                            acquisition advisory services. In the course of
                                            such business, we and/or our subsidiaries may
                                            acquire non-public information with respect to the
                                            issuers of the


                                             PS-18


                                            Basket Stocks and, in addition, one or more of our
                                            affiliates may publish research reports with
                                            respect to the issuers of Basket Stocks. The
                                            statement in the preceding sentence is not intended
                                            to affect the rights of the holders of the BRIDGES
                                            under the securities laws. As a prospective
                                            purchaser of a BRIDGES, you should undertake an
                                            independent investigation of the issuers of the
                                            Basket Stocks as in your judgment is appropriate to
                                            make an informed decision with respect to an
                                            investment in the Basket Stocks.

Historical Information..................    The following table sets forth the published
                                            high and low Market Prices for each Basket Stock
                                            during 1999, 2000, 2001 and during 2002 through
                                            August 22, 2002. The Market Price of each Basket
                                            Stock on August 22, 2002 is set forth above under
                                            "--Basket Stocks." We obtained the information in
                                            the table below from Bloomberg Financial Markets,
                                            and we believe such information to be accurate.

                                            The historical prices of the Basket Stocks should
                                            not be taken as an indication of future
                                            performance, and no assurance can be given as to
                                            the level of the Basket Stocks on any Determination
                                            Date. The value of the Basket Stocks may be lower
                                            on the Determination Dates than on the date of this
                                            pricing supplement so that you will receive only
                                            the $10 principal amount of the BRIDGES at
                                            maturity. We cannot give you any assurance that the
                                            average value of the Basket Stocks on the
                                            Determination Dates will be higher than $10.

                                                Automatic Data
                                               Processing, Inc.     High       Low     Dividends
                                               ----------------    -------   -------   ---------
                                            (CUSIP 053015103)
                                            1999
                                            First Quarter..........$ 42.56   $ 37.00   $  .07625
                                            Second Quarter.........  46.19     39.50      .07625
                                            Third Quarter..........  44.69     38.00      .07625
                                            Fourth Quarter.........  54.69     43.88      .07625
                                            2000
                                            First Quarter..........  54.75     41.88       .0875
                                            Second Quarter.........  57.69     46.00       .0875
                                            Third Quarter..........  67.19     49.56       .0875
                                            Fourth Quarter.........  68.88     58.94       .0875
                                            2001
                                            First Quarter..........  62.06     49.89       .1025
                                            Second Quarter.........  56.90     49.70       .1025
                                            Third Quarter..........  53.95     43.99       .1025
                                            Fourth Quarter.........  60.27     46.95       .1025
                                            2002
                                            First Quarter..........  58.63     52.07        .115
                                            Second Quarter.........  57.25     43.10        .115
                                            Third Quarter
                                              (through
                                              August 22, 2002).....  43.02     31.60        .115

                                            Historical prices with respect to the common stock
                                            of Automatic Data Processing, Inc. have been
                                            adjusted for a 2-for-1 stock split which became
                                            effective in the first quarter of 1999.


                                                 Automatic Data
                                                   Group, Inc.      High      Low     Dividends
                                                 ---------------   -------  -------   ---------
                                            (CUSIP 026874107)
                                            1999
                                            First Quarter..........$ 65.40  $ 52.00   $ .029867
                                            Second Quarter.........  70.90    59.47     .029867
                                            Third Quarter..........  66.50    56.33     .033333
                                            Fourth Quarter.........  74.46    54.67     .033333
                                            2000
                                            First Quarter..........  76.04    54.29     .033333
                                            Second Quarter.........  82.17    67.75     .033333
                                            Third Quarter..........  95.69    78.79        .037
                                            Fourth Quarter......... 103.69    90.13        .037
                                            2001
                                            First Quarter..........  96.88    75.12        .037
                                            Second Quarter.........  86.51    76.18        .037
                                            Third Quarter..........  87.06    67.05        .042
                                            Fourth Quarter.........  86.01    76.74        .042
                                            2002
                                            First Quarter..........  79.61    70.15        .042
                                            Second Quarter.........  75.26    62.84        .042
                                            Third Quarter (through
                                            August 22, 2002).......  67.91    51.10        .047

                                            Historical prices with respect to the common stock
                                            of American International Group, Inc. have been
                                            adjusted for a 5-for-4 stock split which became
                                            effective in the third quarter of 1999 and for a
                                            3-for-2 stock split which became effective in the
                                            third quarter of 2000.

                                            Berkshire Hathaway Inc.
                                            (Class B Common Stock)      High       Low      Dividends
                                            -----------------------  ---------  ---------   ---------
                                            (CUSIP 084670207)
                                            1999
                                            First Quarter..........  $2,642.00  $2,075.00           -
                                            Second Quarter.........   2,537.00   2,220.00           -
                                            Third Quarter..........   2,319.00   1,856.00           -
                                            Fourth Quarter.........   2,163.00   1,710.00           -
                                            2000
                                            First Quarter..........   1,820.00   1,370.00           -
                                            Second Quarter.........   1,964.00   1,732.00           -
                                            Third Quarter..........   2,070.00   1,727.00           -
                                            Fourth Quarter.........   2,354.00   1,784.00           -
                                            2001
                                            First Quarter..........   2,411.00   2,105.00           -
                                            Second Quarter.........   2,319.00   2,097.00           -
                                            Third Quarter..........   2,355.00   2,048.00           -
                                            Fourth Quarter.........   2,525.00   2,213.00           -
                                            2002
                                            First Quarter..........   2,499.00   2,328.00           -
                                            Second Quarter.........   2,606.00   2,234.00           -
                                            Third Quarter (through
                                            August 22, 2002........   2,500.00   2,000.00           -

                                                  Exxon Mobil
                                                  Corporation          High     Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 30231G102)
                                            1999
                                            First Quarter..........  $ 37.44  $ 32.41   $    .205
                                            Second Quarter.........    43.22    35.06        .205
                                            Third Quarter..........    41.41    37.34        .205
                                            Fourth Quarter.........    43.06    35.31         .22
                                            2000
                                            First Quarter..........    42.78    35.53         .22
                                            Second Quarter.........    42.19    37.75         .22
                                            Third Quarter..........    44.82    37.69         .22
                                            Fourth Quarter.........    47.22    42.06         .22
                                            2001
                                            First Quarter..........    44.56    38.45         .22
                                            Second Quarter.........    45.78    38.95         .22
                                            Third Quarter..........    43.85    35.83         .24
                                            Fourth Quarter.........    42.29    36.44         .23
                                            2002
                                            First Quarter..........    44.00    37.95         .23
                                            Second Quarter.........    44.38    38.96         .23
                                            Third Quarter (through
                                            August 22, 2002).......    40.65    30.27         .23

                                            Historical prices with respect to the common stock
                                            of Exxon Mobil Corporation have been adjusted for a
                                            2-for-1 stock split which became effective in the
                                            third quarter of 2001.

                                               Federal National
                                             Mortgage Association      High     Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 313586109)
                                            1999
                                            First Quarter..........  $ 75.00  $ 66.75   $     .27
                                            Second Quarter.........    72.88    62.56         .27
                                            Third Quarter..........    71.38    59.00         .27
                                            Fourth Quarter.........    72.88    60.31         .27
                                            2000
                                            First Quarter..........    64.63    48.44         .28
                                            Second Quarter.........    65.00    52.19         .28
                                            Third Quarter..........    71.50    48.38         .28
                                            Fourth Quarter.........    87.81    68.00         .28
                                            2001
                                            First Quarter..........    84.75    72.95         .30
                                            Second Quarter.........    87.49    74.45         .30
                                            Third Quarter..........    86.08    74.64         .30
                                            Fourth Quarter.........    84.39    76.50         .30
                                            2002
                                            First Quarter..........    83.15    75.35         .33
                                            Second Quarter.........    83.10    72.96         .33
                                            Third Quarter (through
                                            August 22, 2002).......    77.33    67.00         .33

                                              General Electric
                                                 Corporation          High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 369604103)
                                            1999
                                            First Quarter..........  $ 37.77  $ 32.00   $ .116667
                                            Second Quarter.........    38.98    33.56     .116667
                                            Third Quarter..........    40.67    34.96     .116667
                                            Fourth Quarter.........    53.17    38.58     .116667



                                             PS-21


                                              General Electric
                                                 Corporation          High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 369604103)
                                            2000
                                            First Quarter..........  $ 54.33  $ 41.71   $ .136667
                                            Second Quarter.........    55.33    48.58     .136667
                                            Third Quarter..........    60.00    49.94     .136667
                                            Fourth Quarter.........    59.75    47.44     .136667
                                            2001
                                            First Quarter..........    48.06    37.70         .16
                                            Second Quarter.........    53.40    39.60         .16
                                            Third Quarter..........    50.20    30.37         .16
                                            Fourth Quarter.........    41.55    36.34         .16
                                            2002
                                            First Quarter..........    41.55    35.00         .18
                                            Second Quarter.........    37.30    28.90         .18
                                            Third Quarter (through
                                            August 22, 2002).......    32.89    24.80         .18

                                            Historical prices with respect to the common stock
                                            of General Electirc Company have been adjusted for
                                            a 3-for-1 stock split which became effective in the
                                            second quarter of 2000.


                                              Johnson & Johnson       High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 478160104)
                                            1999
                                            First Quarter..........  $ 46.97  $ 39.03   $    .125
                                            Second Quarter.........    51.25    43.91         .14
                                            Third Quarter..........    52.88    45.00         .14
                                            Fourth Quarter.........    53.06    45.50         .14
                                            2000
                                            First Quarter..........    48.25    34.25         .14
                                            Second Quarter.........    50.94    36.13         .16
                                            Third Quarter..........    50.53    45.13         .16
                                            Fourth Quarter.........    52.53    44.94         .16
                                            2001
                                            First Quarter..........    51.00    41.63         .16
                                            Second Quarter.........    53.61    43.06         .18
                                            Third Quarter..........    57.00    50.41         .18
                                            Fourth Quarter.........    60.97    54.27         .18
                                            2002
                                            First Quarter..........    65.49    55.50         .18
                                            Second Quarter.........    64.61    52.26        .205
                                            Third Quarter (through
                                            August 22, 2002).......    56.20    41.85        .205

                                            Historical prices with respect to the common stock
                                            of Johnson & Johnson have been adjusted for a
                                            2-for-1 stock split which became effective in the
                                            second quarter of 2001.

                                               Merck & Co., Inc.     High      Low     Dividends
                                            ----------------------- -------  -------   ---------
                                            (CUSIP 589331107)
                                            1999
                                            First Quarter.......... $ 86.38  $ 68.75   $     .27
                                            Second Quarter.........   85.00    66.00         .27
                                            Third Quarter..........   75.31    60.94         .27
                                            Fourth Quarter.........   80.38    66.06         .29



                                             PS-22


                                               Merck & Co., Inc.     High      Low     Dividends
                                            ----------------------- -------  -------   ---------
                                            2000
                                            First Quarter.......... $ 78.63  $ 53.94   $     .29
                                            Second Quarter.........   76.63    63.56         .29
                                            Third Quarter..........   77.19    63.75         .29
                                            Fourth Quarter.........   94.88    73.56         .34
                                            2001
                                            First Quarter..........   93.00    67.96         .34
                                            Second Quarter.........   80.85    63.91         .34
                                            Third Quarter..........   71.22    61.00         .34
                                            Fourth Quarter.........   69.95    57.17         .35
                                            2002
                                            First Quarter..........   64.37    56.96         .35
                                            Second Quarter.........   58.20    49.05         .35
                                            Third Quarter (through
                                            August 22, 2002).......   53.80    39.05         .35

                                            Historical prices with respect to the common stock
                                            of Merck & Co., Inc. have been adjusted for a
                                            2-for-1 stock split which became effective in the
                                            first quarter of 1999.

                                                 Pfizer, Inc.         High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 717081103)
                                            1999
                                            First Quarter..........  $ 47.69  $ 37.83   $ .073333
                                            Second Quarter.........    50.04    31.71     .073333
                                            Third Quarter..........    40.38    32.75         .08
                                            Fourth Quarter.........    41.75    32.44         .08
                                            2000
                                            First Quarter..........    37.81    30.00         .09
                                            Second Quarter.........    48.00    37.94         .09
                                            Third Quarter..........    49.00    39.88         .09
                                            Fourth Quarter.........    47.44    42.19         .09
                                            2001
                                            First Quarter..........    46.13    35.67         .11
                                            Second Quarter.........    44.87    38.95         .11
                                            Third Quarter..........    41.75    35.80         .11
                                            Fourth Quarter.........    43.90    39.44         .11
                                            2002
                                            First Quarter..........    42.15    39.40         .13
                                            Second Quarter.........    40.11    33.43         .13
                                            Third Quarter (through
                                            August 22, 2002).......    34.92    25.92         .13

                                            Historical prices with respect to the common stock
                                            of Pfizer, Inc. have been adjusted for a 3-for-1
                                            stock split which became effective in the second
                                            quarter of 1999.

                                                United Parcel
                                                Service, Inc.         High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            (CUSIP 911312106)
                                            1999
                                            Fourth Quarter
                                            (beginning
                                            November 10, 1999).....  $ 75.00  $ 50.00   $     .30
                                            2000
                                            First Quarter..........    69.06    50.63         .17
                                            Second Quarter.........    66.50    55.00         .17
                                            Third Quarter..........    61.31    52.38         .17
                                            Fourth Quarter.........    64.00    53.06         .17



                                             PS-23

                                                United Parcel
                                                Service, Inc.         High      Low     Dividends
                                            -----------------------  -------  -------   ---------
                                            2001
                                            First Quarter..........    61.90    55.25         .19
                                            Second Quarter.........    59.91    52.96         .19
                                            Third Quarter..........    58.56    47.95         .19
                                            Fourth Quarter.........    57.13    50.10         .19
                                            2002
                                            First Quarter..........    61.00    54.46         .19
                                            Second Quarter.........    62.77    58.25         .19
                                            Third Quarter (through
                                            August 22, 2002).......    67.00    60.20         .19

                                            We make no representation as to the amount of
                                            dividends, if any, that the issuers of the Basket
                                            Stocks will pay in the future. In any event, as an
                                            owner of BRIDGES, you will not be entitled to
                                            receive dividends, if any, that may be payable on
                                            the Basket Stocks.

                                                      Historical Basket Values Graph

                                            The following graph shows the historical daily
                                            values for a basket composed of the Basket Stocks,
                                            assuming that the exchange ratios had been
                                            determined on August 22, 2002 (the date on which we
                                            offered the BRIDGES for initial sale to the
                                            public), so that each Basket Stock would represent
                                            $1 of the initial Basket Value of $10. The graph
                                            covers the period from November 10, 1999 (the first
                                            date on which all the Basket Stocks were traded on
                                            the NYSE) through August 22, 2002. The historical
                                            performance of the Basket Stocks cannot be taken as
                                            an indication of their future performance.


                                            Historical Basket Values from November 10, 1999 -- August 22, 2002

                                                       [GRAPHIC OMITTED]






                                             PS-24


Use of Proceeds and Hedging.............    The net proceeds we receive from the sale of the
                                            BRIDGES will be used for general corporate purposes
                                            and, in part, by us or by one or more of our
                                            subsidiaries in connection with hedging our
                                            obligations under the BRIDGES. See also "Use of
                                            Proceeds" in the accompanying prospectus.

                                            On the date of this pricing supplement, we, through
                                            our subsidiaries or others, hedged our anticipated
                                            exposure in connection with the BRIDGES by taking
                                            positions in the Basket Stocks, in futures or
                                            options contracts on the Basket Stocks listed on
                                            major securities markets, or other instruments.
                                            Purchase activity could potentially have increased
                                            the value of the Basket Stocks, and therefore
                                            effectively have increased the level of the Basket
                                            Stocks that must prevail on the Determination Dates
                                            in order for you to receive at maturity a payment
                                            that exceeds the principal amount of the BRIDGES.
                                            Through our subsidiaries, we are likely to modify
                                            our hedge position throughout the life of the
                                            BRIDGES, including on the Determination Dates, by
                                            purchasing and selling the Basket Stocks, futures
                                            or options contracts on the Basket Stocks listed on
                                            major securities markets or positions in any other
                                            available securities or instruments that we may
                                            wish to use in connection with such hedging
                                            activities. Although we have no reason to believe
                                            that our hedging activity has had, or will in the
                                            future have, a material impact on the value of the
                                            Basket Stocks, we cannot give any assurance that we
                                            will not affect such value as a result of our
                                            hedging activities.

Supplemental Information Concerning
Plan of Distribution....................    Under the terms and subject to conditions contained
                                            in the U.S. distribution agreement referred to in
                                            the prospectus supplement under "Plan of
                                            Distribution," the Agent, acting as principal for
                                            its own account, has agreed to purchase, and we
                                            have agreed to sell, the principal amount of
                                            BRIDGES set forth on the cover of this pricing
                                            supplement. The Agent proposes initially to offer
                                            the BRIDGES directly to the public at the public
                                            offering price set forth on the cover page of this
                                            pricing supplement; provided that the price will be
                                            $9.80 per BRIDGES for purchasers of 100,000 or more
                                            BRIDGES in any single transaction, subject to the
                                            holding period requirements described below. The
                                            Agent may allow a concession not in excess of 3.00%
                                            of the principal amount of the BRIDGES to other
                                            dealers. We expect to deliver the BRIDGES against
                                            payment therefor in New York, New York on August
                                            27, 2002. After the initial offering, the Agent may
                                            vary the offering price and other selling terms
                                            from time to time.

                                            Where an investor purchases 100,000 or more BRIDGES
                                            in a single transaction at the reduced price,
                                            approximately 98% of the BRIDGES purchased by the
                                            investor (the "Delivered BRIDGES") will be
                                            delivered on the Settlement Date. The balance of
                                            approximately 2% of the BRIDGES (the "Escrowed
                                            BRIDGES") purchased by the investor will be held in
                                            escrow at MS & Co. for the benefit of the investor
                                            and delivered to such investor if the investor and
                                            any accounts in which the investor may have
                                            deposited any of its Delivered BRIDGES have held
                                            all of the Delivered BRIDGES for 30 calendar days
                                            following the Original Issue Date or any shorter
                                            period deemed appropriate by the Agent. If an
                                            investor or any account in


                                             PS-25


                                            which the investor has deposited any of its
                                            Delivered BRIDGES fails to satisfy the holding
                                            period requirement, as determined by the Agent, all
                                            of the investor's Escrowed BRIDGES will be
                                            forfeited by the investor and not delivered to it.
                                            The Escrowed BRIDGES will instead be delivered to
                                            the Agent for sale to investors. This forfeiture
                                            will have the effect of increasing the purchase
                                            price per BRIDGES for such investors to 100% of the
                                            principal amount of the BRIDGES. Should investors
                                            who are subject to the holding period requirement
                                            sell their BRIDGES once the holding period is no
                                            longer applicable, the market price of the BRIDGES
                                            may be adversely affected. See also "Plan of
                                            Distribution" in the accompanying prospectus
                                            supplement.

                                            In order to facilitate the offering of the BRIDGES,
                                            the Agent may engage in transactions that
                                            stabilize, maintain or otherwise affect the price
                                            of the BRIDGES. Specifically, the Agent may sell
                                            more BRIDGES than it is obligated to purchase in
                                            connection with the offering, creating a naked
                                            short position in the BRIDGES for its own account.
                                            The Agent must close out any naked short position
                                            by purchasing the BRIDGES in the open market. A
                                            naked short position is more likely to be created
                                            if the Agent is concerned that there may be
                                            downward pressure on the price of the BRIDGES in
                                            the open market after pricing that could adversely
                                            affect investors who purchase in the offering. As
                                            an additional means of facilitating the offering,
                                            the Agent may bid for, and purchase, BRIDGES in the
                                            open market to stabilize the price of the BRIDGES.
                                            Any of these activities may raise or maintain the
                                            market price of the BRIDGES above independent
                                            market levels or prevent or retard a decline in the
                                            market price of the BRIDGES. The Agent is not
                                            required to engage in these activities, and may end
                                            any of these activities at any time. See "--Use of
                                            Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.................    Each fiduciary of a pension, profit-sharing or other
                                            employee benefit plan subject to the Employee
                                            Retirement Income Security Act of 1974, as amended
                                            ("ERISA"), (a "Plan") should consider the fiduciary
                                            standards of ERISA in the context of the Plan's
                                            particular circumstances before authorizing an
                                            investment in the BRIDGES. Accordingly, among other
                                            factors, the fiduciary should consider whether the
                                            investment would satisfy the prudence and
                                            diversification requirements of ERISA and would be
                                            consistent with the documents and instruments
                                            governing the Plan.

                                            In addition, we and certain of our subsidiaries and
                                            affiliates, including MS & Co. and Morgan Stanley
                                            DW Inc. (formerly Dean Witter Reynolds Inc.)
                                            ("MSDWI"), may each be considered a "party in
                                            interest" within the meaning of ERISA, or a
                                            "disqualified person" within the meaning of the
                                            Internal Revenue Code of 1986, as amended (the
                                            "Code"), with respect to many Plans, as well as
                                            many individual retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited transactions within the
                                            meaning of ERISA or the Code would likely arise,
                                            for example, if the BRIDGES are acquired by or with
                                            the assets of a Plan with respect to which MS &
                                            Co., MSDWI or any of their affiliates is a service
                                            provider, unless the BRIDGES are acquired pursuant
                                            to an exemption from the "prohibited


                                             PS-26


                                            transaction" rules. A violation of these
                                            "prohibited transaction" rules may result in an
                                            excise tax or other liabilities under ERISA and/or
                                            Section 4975 of the Code for such persons, unless
                                            exemptive relief is available under an applicable
                                            statutory or administrative exemption.

                                            The U.S. Department of Labor has issued five
                                            prohibited transaction class exemptions ("PTCEs")
                                            that may provide exemptive relief for direct or
                                            indirect prohibited transactions resulting from the
                                            purchase or holding of the BRIDGES. Those class
                                            exemptions are PTCE 96-23 (for certain
                                            transactions determined by in-house asset
                                            managers), PTCE 95-60 (for certain transactions
                                            involving insurance company general accounts), PTCE
                                            91-38 (for certain transactions involving bank
                                            collective investment funds), PTCE 90-1 (for
                                            certain transactions involving insurance company
                                            separate accounts) and PTCE 84-14 (for certain
                                            transactions determined by independent qualified
                                            asset managers).

                                            Because we may be considered a party in interest
                                            with respect to many Plans, the BRIDGES may not be
                                            purchased or held by any Plan, any entity whose
                                            underlying assets include "plan assets" by reason
                                            of any Plan's investment in the entity (a "Plan
                                            Asset Entity") or any person investing "plan
                                            assets" of any Plan, unless such purchaser or
                                            holder is eligible for exemptive relief, including
                                            relief available under PTCE 96-23, 95-60, 91-38,
                                            90-1 or 84-14 or such purchase and holding is
                                            otherwise not prohibited. Any purchaser, including
                                            any fiduciary purchasing on behalf of a Plan, or
                                            holder of the BRIDGES will be deemed to have
                                            represented, in its corporate and fiduciary
                                            capacity, by its purchase and holding thereof that
                                            it either (a) is not a Plan or a Plan Asset Entity
                                            and is not purchasing such securities on behalf of
                                            or with "plan assets" of any Plan or (b) is
                                            eligible for exemptive relief or such purchase or
                                            holding is not prohibited by ERISA or Section 4975
                                            of the Code.

                                            Under ERISA, assets of a Plan may include assets
                                            held in the general account of an insurance company
                                            which has issued an insurance policy to such plan
                                            or assets of an entity in which the Plan has
                                            invested. Accordingly, insurance company general
                                            accounts that include assets of a Plan must ensure
                                            that one of the foregoing exemptions is available.
                                            Due to the complexity of these rules and the
                                            penalties that may be imposed upon persons involved
                                            in non-exempt prohibited transactions, it is
                                            particularly important that fiduciaries or other
                                            persons considering purchasing the BRIDGES on
                                            behalf of or with "plan assets" of any Plan consult
                                            with their counsel regarding the availability of
                                            exemptive relief under PTCE 96-23, 95-60, 91-38,
                                            90-1 or 84-14.

                                            Purchasers of the BRIDGES have exclusive
                                            responsibility for ensuring that their purchase and
                                            holding of the BRIDGES do not violate the
                                            prohibited transaction rules of ERISA or the Code.

United States Federal Income Taxation...    The BRIDGES will be treated as "contingent payment debt
                                            instruments" for U.S. federal income tax purposes.
                                            Investors should refer to the discussion under
                                            "United States Federal-Taxation--Notes--Notes
                                            Linked to Commodity Prices, Single


                                             PS-27

                                            Securities, Baskets of Securities or Indices" in
                                            the accompanying prospectus supplement for a
                                            description of the U.S. federal income tax
                                            consequences of ownership and disposition of the
                                            BRIDGES. In connection with the discussion
                                            thereunder, we have determined that the "comparable
                                            yield" is an annual rate of 5.27% compounded
                                            annually. Based on our determination of the
                                            comparable yield, the "projected payment schedule"
                                            for a BRIDGES (assuming an issue price of $10)
                                            consists of a projected amount equal to $13.97 due
                                            at maturity.

                                            The following table states the amount of interest
                                            that will be deemed to have accrued with respect to
                                            a BRIDGES during each accrual period, based upon
                                            our determination of the comparable yield and the
                                            projected payment schedule:

                                                                                                TOTAL
                                                                                               INTEREST
                                                                                              DEEMED TO
                                                                                INTEREST     HAVE ACCRUED
                                                                                DEEMED TO    FROM ORIGINAL
                                                                                 ACCRUE     ISSUE DATE (PER
                                                                                 DURING     BRIDGES) AS OF
                                                                                 ACCRUAL        END OF
                                                                               PERIOD (PER      ACCRUAL
                                                    ACCRUAL PERIOD               BRIDGES)       PERIOD
                                                  ------------------           -----------  ---------------
                                            Original Issue Date through
                                               December 31, 2002.............  $      0.18  $          0.18
                                            January 1, 2003 through
                                               December 31, 2003.............  $      0.54  $          0.72
                                            January 1, 2004 through
                                               December 31, 2004.............  $      0.56  $          1.28
                                            January 1, 2005 through
                                               December 31, 2005.............  $      0.60  $          1.88
                                            January 1, 2006 through
                                               December 31, 2006.............  $      0.62  $          2.50
                                            January 1, 2007 through
                                               December 31, 2007.............  $      0.66  $          3.16
                                            January 1, 2008 through
                                               December 31, 2008.............  $      0.70  $          3.86
                                            January 1, 2009 through
                                               February 28, 2009.............  $      0.11  $          3.97

                                            The comparable yield and the projected payment
                                            schedule are not provided for any purpose other
                                            than the determination of U.S. Holders' interest
                                            accruals and adjustments in respect of the BRIDGES,
                                            and we make no representation regarding the actual
                                            amounts of payments on a BRIDGES.







                                             PS-28